Exhibit 23.1

RSM Richter Chamberland S.E.N.C.R.L.
Comptables agréés
Chartered Accountants

2, Place Alexis Nihon
Montréal, (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrch.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S 8 of IntelGenx Technologies Corp. of our report dated March 28, 2011 relating to our audits of the financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2010 and 2009 appearing in this Annual Report on Form 10-K of IntelGenx Technologies Corp. for the year ended December 31, 2010.

RSM Richter Chamberland LLP (Signed)

Chartered Accountants

Montreal, Canada
March 28, 2011